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                                                   CORPORATE ACCESS NUMBER
                                                            20721946

      ALBERTA
GOVERNMENT OF ALBERTA


                          BUSINESS CORPORATIONS ACT



                                  CERTIFICATE

                                      OF

                                   AMENDMENT



CANADIAN FOREST OIL LTD.
AMENDED ITS ARTICLES ON SEPTEMBER 23, 1997.


           [SEAL]
        REGISTRIES                                G. G. Boddez
  GOVERNMENT OF ALBERTA                    ------------------------------
                                              Registrar of Corporations


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REG 3066 (98/01)

                          BUSINESS CORPORATIONS ACT                     FORM 4
                            (SECTIONS 27 OR 171)


ALBERTA                                                  ARTICLES OF AMENDMENT
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1.   NAME OF CORPORATION:              2.    ALBERTA CORPORATE ACCESS NUMBER:

     CANADIAN FOREST OIL LTD.                20721946
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3.   ITEM NO.___ OF THE ARTICLES OF THE ABOVE NAMED CORPORATION ARE AMENDED IN
     ACCORDANCE WITH SECTION ___ OF THE BUSINESS CORPORATION ACT.

          Pursuant to Subsection 167(l)(m) of the BUSINESS CORPORATIONS ACT (Alberta), Article 7 of the Articles of Amalgamation of the Corporation be and it is hereby amended by deleting Item 2 of Schedule A.











                                                     -------------------------
                                                               FILED
                                                            SEP 23 1997
                                                     Registrar of Corporations
                                                        Province of Alberta
                                                     -------------------------


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4.   DATE                     SIGNATURE                    TITLE
September 22, 1997           G.G. Boddez                   Director
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                                                              FILED

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                                                   CORPORATE ACCESS NUMBER
                                                            20721946

      ALBERTA
GOVERNMENT OF ALBERTA


                          BUSINESS CORPORATIONS ACT



                                  CERTIFICATE

                                      OF

                                   AMENDMENT



CANADIAN FOREST OIL LTD.
IS THE RESULT OF AN AMALGAMATION FILED ON
JANUARY 1, 1997.


           [SEAL]
        REGISTRIES                                G. G. Boddez
  GOVERNMENT OF ALBERTA                    ------------------------------
                                              Register of Corporations


=============================================================================

REG 3066 (9801)

                                                 -----------------------------
                                                            FILED
                                                          JAN-1 1997
                                                   Registrar of Corporations
                                                      Province of Alberta
                                                 -----------------------------


                      ALBERTA CONSUMER AND CORPORATE AFFAIRS
                            BUSINESS CORPORATIONS ACT
                                 (SECTION 179)

                            ARTICLES OF AMALGAMATION
                                    FORM 9

1.  NAME OF AMALGAMATED CORPORATION                    2.  CORPORATE ACCESS NO.

               CANADIAN FOREST OIL LTD.                         20721946

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

         An unlimited number of one class of shares designated as common shares.

4.  RESTRICTIONS IF ANY ON SHARE TRANSFERS

         No shares of the corporation shall be transferred to any person without the approval of the Board of Directors by resolution.

5.  NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

         The Corporation shall have a minimum of one (1) and a maximum of nine (9) directors, with the number of directors to be set from time to time by resolution of the shareholders or, in the absence of such resolution, by resolution of the directors.

6.  RESTRICTIONS IF ANY ON BUSINESSES THE CORPORATION MAY CARRY ON

         There shall be no restrictions on the business that the corporation may carry on.

7.  OTHER PROVISIONS IF ANY

         The attached Schedule A is incorporated into and forms a part of this Form 9.

8.  NAME OF AMALGAMATING CORPORATIONS                  9.  CORPORATE ACCESS NO.

    721940 Alberta Ltd.                                         20721940
    Canadian Forest Oil Ltd.                                    20549428




         DATED this 31st day of December, 1996.


                                               /s/ Art C. Eastly
                                               --------------------------------
                                               Position Held:

                                                          ART C. EASTLY, P.Eng.
                                                               PRESIDENT

                              THIS IS SCHEDULE A
              REFERRED TO IN THE FOREGOING ARTICLES OF AMALGAMATION
                 OF CANADIAN FOREST OIL LTD. (the "Corporation")

1. The number of shareholders, exclusive of persons who are in the employment of the Corporation and are shareholders of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after the termination of that employment, is limited to not more than fifty (50) persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2. Any invitation to the public to subscribe for the Corporation's securities is prohibited.

3. Without limiting the borrowing powers of the Corporation as set forth in the BUSINESS CORPORATIONS ACT (Alberta), the board of directors of the Corporation may from time to time, without authorization of the shareholders,

    (a) borrow money on the credit of the Corporation;

    (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

    (c) subject to the BUSINESS CORPORATIONS ACT (Alberta), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

    (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

    Nothing in this clause limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

4. Subject to the BUSINESS CORPORATIONS ACT (Alberta) and to item 5 of these Articles, the board of directors may, between annual general meetings of shareholders, appoint one or more additional directors of the Corporation to serve until the next annual general meeting of shareholders.

                                                    -------------------------
                                                             FILED
                                                           JAN-1 1997
                                                    Registrar of Corporations
                                                       Province of Alberta
                                                    -------------------------

                           STATUTORY DECLARATION


    C A N A D A       )    IN THE MATTER of the BUSINESS CORPORATIONS
PROVINCE OF ALBERTA   )    ACT (ALBERTA) and the articles of amalgamation
      TO WIT:         )    of 721940 Alberta Ltd. and Canadian Forest
                           Oil Ltd.


       I, Arthur C. Eastly, of the City of Calgary, in the Province of Alberta, businessman, do solemnly declare that:

   1. I am a proposed director of the amalgamated corporation (hereinafter called the "Corporation") and as such have personal knowledge of the matters herein declared to.

   2. I am of the opinion and do verily believe that the Corporation will be able to pay its liabilities as they become due and that the realizable value of the Corporation's assets will not be less than the aggregate of its liabilities and the stated capital of all classes.

   3. I am of the opinion and do verily believe that no creditor will be prejudiced by the amalgamation.

       And I make this solemn declaration conscientiously believing the same to be true and knowing that it is of the same force and effect as if made under oath and by virtue of the CANADA EVIDENCE ACT.



DECLARED before me at the City of    )
Calgary in the Province of Alberta,  )
this 19 day of December, 1996        )                 ARTHUR C. EASTLY
                                     )            --------------------------
DARREN D. HUEPPELSHEUSER             )
------------------------             )
A Commissioner for oaths/Notary
Public in and for the Province
of Alberta

DARREN D. HUEPPELSHEUSER
    Student-at-Law